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

                                          LINENS 'N THINGS, INC. AND SUBSIDIARIES
                                        COMPUTATION OF NET INCOME PER COMMON SHARE
                                         (in thousands, except per share amounts)
                                                     (unaudited)

                                                                     Thirteen Weeks Ended
                                                                 March 31,           April 1,
                                                                   2001                2000
                                                               --------------     --------------

Basic

    Weighted-average number of shares
     outstanding                                                      40,335             39,482
                                                               ==============     ==============
    Net income applicable to common shares                           $ 4,693            $ 5,055
                                                               ==============     ==============
    Per share amounts
        Net income per share                                         $  0.12            $  0.13
                                                               ==============     ==============
Diluted

    Basic weighted-average number of shares
       outstanding                                                    40,335             39,482

    Effect of outstanding stock options and
       deferred stock grants                                             990                936
                                                               --------------     --------------
    Diluted weighted-average number of shares
       outstanding                                                    41,325             40,418
                                                               ==============     ==============
    Net income applicable to common shares                           $ 4,693            $ 5,055
                                                               ==============     ==============
    Per share amounts
        Net income per share                                         $  0.11            $  0.13
                                                               ==============     ==============

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